2000 Westchester Avenue, Purchase, New York 10577 •?(914) 701-8400

FOR IMMEDIATE RELEASE

Contacts: Dan Loh (Investors) –?(914) 701-8200

Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Third-Quarter 2015 Results

•	Adjusted Net Income of $30.7 Million, $1.23 per Share

•	Reported Net Loss of $12.8 Million, $0.51 per Share, Reflects Refinancing of Higher-Cost Debt

•	Repurchased 1.7% of Shares Outstanding in the Third Quarter

•	Reiterating Strong Fourth-Quarter and Full-Year Outlooks

PURCHASE, N.Y., November 5, 2015 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced adjusted net income attributable to common stockholders of $30.7 million, or $1.23 per diluted share, for the three months ended September 30, 2015, compared with $27.5 million, or $1.10 per diluted share, for the three months ended September 30, 2014.

On a reported basis, results reflected a net loss attributable to common stockholders of $12.8 million, or $0.51 per diluted share, in the third quarter of 2015 compared with net income attributable to common stockholders of $27.6 million, or $1.10 per diluted share, in the year-ago period. Reported results in the third quarter of 2015 were primarily due to a charge on the early extinguishment of debt following the refinancing of higher-cost debt with proceeds from lower-cost debt. In addition to reducing the company’s cost of debt, the refinancing delivers significant increases in cash flows, is immediately accretive to adjusted earnings per share, and unencumbers five of our 747-400F aircraft, which adds flexibility to our fleet.

Free cash flow of $82.5 million in the third quarter of 2015 compared favorably with $54.5 million in the third quarter of 2014.

“Both our third-quarter results and our outlook highlight the positive impact of the initiatives we have undertaken to enhance our business mix and our ability to leverage the scale and efficiencies in our operations,” said William J. Flynn, President and Chief Executive Officer.

“Earnings in ACMI during the quarter were complemented by a sharp improvement in Charter contribution and the underlying strength of our Dry Leasing business. Charter results were driven by an improvement in yields excluding fuel and higher aircraft utilization, both of which are a product of our diversified global network, quality of service, and capability to meet the needs of a wide variety of commercial customers.

“With a superior fleet and global network, we are prepared for a solid peak season and pick up in market yields as year-end airfreight demand and e-commerce growth unfold. We also anticipate a typical sequential increase in earnings in the fourth quarter. Consistent with our prior outlook, we expect adjusted fully diluted earnings per share of slightly over $1.50 in the period.”

Mr. Flynn added: “Reflecting our commitment to shareholder value, we acquired 1.7% of our outstanding common stock through our share repurchase program during the third quarter and have bought back more than 10% of our outstanding shares over the past three years. Our capital allocation strategy is dedicated to creating, enhancing and returning value to our shareholders, both through business growth and returns of capital.”

Adjusted earnings in the third quarter of 2015 excluded a loss of $1.77 per diluted share on the early extinguishment of debt and a gain on investments of $0.34 per diluted share, both in connection with the refinancing of higher-cost debt with lower-cost debt; a special charge of $0.20 per diluted share in connection with the early termination of high-rate operating leases for two engines; and net expenses of $0.12 per share related to other matters.

Third-Quarter Results

ACMI revenues and volumes during the third quarter benefited from an increase in the number of segment aircraft compared with the third quarter of 2014. Revenue growth during the quarter, however, was partially offset by a lower blended average rate per block hour reflecting the mix impact of increases in 747-400F and CMI flying. Lower segment contribution was primarily due to higher crew training costs associated with our fleet growth initiatives and higher maintenance expense. These were partially offset by a reduction in aircraft ownership costs following the refinancing of higher-cost debt related to several of our 747-400F aircraft.

In Charter, lower revenues were primarily driven by the impact of lower fuel prices partially offset by an improvement in yields excluding fuel. Lower volumes were primarily due to the redeployment of aircraft to ACMI service. Segment contribution benefited from the improvement in yields excluding fuel; higher aircraft utilization; a reduction in heavy maintenance expense; and a reduction in aircraft ownership costs following the refinancing of higher-cost debt related to our 747-400F aircraft.

Dry Leasing revenue and contribution reflected a reduction in the number of segment aircraft following the sale of a 737-800 passenger aircraft in the first quarter of 2015.

Reported results for the third quarter of 2015 included an effective income tax rate benefit of 49.3%, reflecting the favorable resolution of an IRS exam and our continued reinvestment of the net earnings of certain foreign subsidiaries outside of the U.S.

Nine-Month Results

For the nine months ended September 30, 2015, adjusted net income attributable to common stockholders of $85.9 million, or $3.44 per diluted share, compared favorably with $54.6 million, or $2.17 per diluted share, for the nine months ended September 30, 2014.

On a reported basis, nine-month 2015 net income attributable to common stockholders totaled $44.9 million, or $1.80 per diluted share, compared with $65.1 million, or $2.59 per diluted share, in the first nine months of 2014.

Free cash flow totaled $231.3 million in the first nine months of 2015 compared with $150.6 million in the first nine months of 2014.

Liquidity and Capital Resources

At September 30, 2015, our cash, cash equivalents, restricted cash and short-term investments totaled $389.6 million, compared with $330.7 million at December 31, 2014.

The change in position reflected net cash of $265.8 million provided by operating activities; net cash of $6.2 million used for investing activities; and net cash of $181.5 million used for financing activities, which included $334.5 million of debt payments.

Also during the third quarter, we repurchased 425,154 shares of our common stock for $20.0 million, or 1.7% of our outstanding common stock at June 30, 2015.

Future repurchases under our remaining $25.0 million authority may be made at our discretion, and the actual timing, form and amount will depend on company and market conditions.

Refinancing of Higher-Cost Debt

During the third quarter of 2015, we used approximately $113 million of the net proceeds from our June 2015 issuance of $224.5 million of convertible senior notes at 2.25% to retire higher-rate Enhanced Equipment Trust Certificates (EETCs) related to five of our 747-400F aircraft. The EETCs had a weighted average cash coupon of 8.1%.

Subsequent to the close of the third quarter, we refinanced the loans for two of the original 747-8Fs delivered to us in 2011 and reduced the interest rate from 6.37% to 3.53%.

Outlook

We are encouraged by our strong performance in the first nine months of 2015, expect significant growth in adjusted diluted earnings per share this year, and are confident about our business as we look to 2016.

We expect airfreight to grow at a reasonable rate in 2015 despite tougher year-over-year monthly industry data comparisons in recent months. We anticipate solid peak-season volumes and yields driven by end-of-the-year airfreight demand, supported by continued e-commerce growth. And we expect the demand we are seeing for our aircraft and services to continue next year.

As a result, we anticipate adjusted fully diluted earnings per share of slightly more than $1.50 in the fourth quarter, which excludes the cost of refinancing debt and noncash expenses and income.

For the full year, we continue to expect that block-hour volumes will increase approximately 10% compared with 2014, including the impact of the 747-8 freighter scheduled to be delivered to us this month. More than 70% of our total block hours should be in ACMI and the balance in Charter. Our outlook reflects our market leadership in ACMI, our strong presence in the global charter market, and military demand that has stabilized at higher levels compared with 2014.

In Dry Leasing, our portfolio is expected to include two 767 passenger aircraft being converted to freighter configuration. Following their conversion, which is expected to be completed during the fourth quarter of this year and the first quarter of 2016, the aircraft will be leased to DHL Express on a long-term basis. Similar to the dry leases, we expect to begin CMI flying of the two aircraft during the fourth quarter of 2015 and first quarter of 2016.

Given the flying levels that we anticipate, we continue to expect that aircraft maintenance expense in 2015 should total approximately $190 million. In addition, depreciation should be approximately $130 million. Core capital expenditures, excluding aircraft and engine purchases, are expected to total approximately $45 million, mainly for spare parts for our fleet. Expenditures for additional aircraft and engines, including our new 747-8F, should total approximately $225 million.

Mr. Flynn concluded: “We are looking forward to a strong finish to a strong year in 2015. We are confident about 2016. We are going into next year with a stronger fleet, stronger balance sheet, and a great portfolio of customers.”

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2015 financial and operating results at 11:00 a.m. Eastern Time on Thursday, November 5, 2015.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the third-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/p8bomaq9

For those unable to listen to the live call, a replay will be available on the above Web sites following the call. A replay will also be available through November 12 by dialing (855) 859-2056 (domestic) and (404) 537-3406 (international) and using Access Code 63978999#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Holdings, Inc. (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating services that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and airport-to-airport cargo service; cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2015 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended							For the Nine Months Ended
	September 30, 2015			September 30, 2014			September 30, 2015			September 30, 2014
Operating Revenue
ACMI		$197,020		$	184,068			$575,322			$568,929
Charter		225,068			252,855			680,642			655,462
Dry Leasing		23,915			25,411			83,235			75,611
Other		3,901			3,467			11,383			10,331

Total Operating Revenue		$449,904		$	465,801		$	1,350,582		$	1,310,333

Operating Expenses
Aircraft fuel		87,330			115,690			262,156			301,276
Salaries, wages and benefits		86,434			78,834			262,069			229,637
Maintenance, materials and repairs		41,899			35,084			142,169			144,516
Aircraft rent		36,811			34,183			107,883			104,419
Depreciation and amortization		32,787			29,865			96,753			88,401
Travel		27,555			21,642			72,198			57,698
Navigation fees, landing fees and other
rent		25,413			35,336			71,582			93,368
Passenger and ground handling services		20,504			24,876			61,820			66,106
Loss on disposal of aircraft		208			-			1,531			14,679
Special charge		7,674			90			7,605			9,567
Other		34,294			29,212			97,567			84,890

Total Operating Expenses		400,909			404,812			1,183,333			1,194,557

Operating Income		48,995			60,989			167,249			115,776

Non-operating Expenses (Income)
Interest income		(2,040)			(4,588)			(10,953)			(14,034)
Interest expense		22,110			25,960			71,691			78,777
Capitalized interest		(556)			(44)			(759)			(423)
Loss on early extinguishment of debt		66,729			-			66,729			-
Gain on investments		(13,439)			-			(13,439)			—
Other expense (income), net		1,364			767			1,755			831

Total Non-operating Expenses		74,168			22,095			115,024			65,151

	767
Income (loss) before income taxes		(25,173)			38,894			52,225			50,625
Income tax expense (benefit)		(12,419)			11,318			7,357			(9,958)

Net Income (Loss)		(12,754)			27,576			44,868			60,583
Less: Net income (loss) attributable
to noncontrolling interests		-			-			-			(4,530)

Net Income (Loss) Attributable to
Common Stockholders $		(12,754)	$		27,576	$		44,868	$		65,113

Earnings per share:
Basic		$(0.51)			$1.10			$1.81			$2.59

Diluted		$(0.51)			$1.10			$1.80			$2.59

Weighted average shares:
Basic		24,798			24,983			24,771			25,106

Diluted		24,798			25,064			24,947			25,164

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		September 30,
		2015	December 31, 2014
Assets
Current Assets
Cash and cash equivalents		$376,695	$298,601
Short-term investments		1,866	17,802
Restricted cash		11,085	14,281
Accounts receivable, net of allowance of $1,163 and $1,658, respectively		169,676	162,092
Prepaid maintenance		6,398	20,806
Deferred taxes		41,669	40,923
Prepaid expenses and other current assets		29,017	51,599

Total current assets		636,406	606,104
Property and Equipment
Flight equipment		3,520,413	3,448,791
Ground equipment		57,522	51,418
	Less: accumulated depreciation	(425,504)	(348,036)
Purchase deposits for flight equipment		54,548	20,054

Property and equipment, net		3,206,979	3,172,227
Other Assets
Long-term investments and accrued interest		44,052	120,478
Deposits and other assets		80,208	80,258
Intangible assets, net		60,694	67,410

Total Assets		$4,028,339	$4,046,477

Liabilities and Equity
Current Liabilities
Accounts payable		$60,338	$42,864
Accrued liabilities		257,954	251,594
Current portion of long-term debt[1,2]		152,421	181,202

Total current liabilities		470,713	475,660
Other Liabilities
Long-term debt[1,2]		1,642,424	1,736,739
Deferred taxes		358,259	350,868
Other liabilities		69,402	65,415

Total other liabilities		2,070,085	2,153,022
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,946,645 and
	28,561,160 shares issued, 24,631,001 and 24,807,718, shares outstanding
	(net of treasury stock), as of September 30, 2015 and December 31,
	2014, respectively	290	286
Additional paid-in-capital		623,554	573,133
Treasury stock, at cost; 4,315,644 and 3,753,442 shares, respectively		(171,715)	(145,322)
Accumulated other comprehensive loss		(8,726)	(9,572)
Retained earnings		1,044,138	999,270

Total equity		1,487,541	1,417,795

Total Liabilities and Equity		$4,028,339	$4,046,477

[1]	Balance sheet debt at September 30, 2015 totaled $1,794.8 million, including the impact of $51.0 million of unamortized discount and debt issuance costs of $53.1 million.

2 The face value of our debt at September 30, 2015 totaled $1,898.9 million, compared with $2,009.0 million on December 31,

2014.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

		For the Nine Months Ended
		September 30, 2015		September 30, 2014
Operating Activities:
Net Income			44,868	60,583
Adjustments to reconcile Net Income to net cash provided by operating activities:
	Depreciation and amortization		110,872	101,493
	Accretion of debt securities discount		(4,316)	(6,022)
	Provision for allowance for doubtful accounts		61	420
	Special charge, net of cash payment		6,589	6,484
	Loss on early extinguishment of debt		66,729	¯
	Loss on disposal of aircraft		1,531	14,679
	Deferred taxes		6,417	(10,282)
	Stock-based compensation expense		14,481	9,769
Changes in:
	Accounts receivable		(4,920)	(27,147)
	Prepaid expenses and other current assets		24,311	36,931
	Deposits and other assets		666	(5,978)
	Accounts payable and accrued liabilities		(1,440)	(12,402)

Net cash provided by operating activities			265,849	168,528
Investing Activities:
	Capital expenditures		(33,835)	(17,509)
	Purchase deposits and payments for flight equipment		(77,502)	(502,782)
	Changes in restricted cash		3,196	(7,072)
	Proceeds from investments		76,752	2,886
	Proceeds from disposal of aircraft		25,166	¯

Net cash used for investing activities			(6,223)	(524,477)
Financing Activities:
	Proceeds from debt issuance		224,500	572,552
	Customer maintenance reserves received		12,250	12,950
	Customer maintenance reserves paid		(1,752)	¯
	Proceeds from sale of warrants		36,290	¯
	Payments for convertible note hedges		(52,903)	¯
	Proceeds from stock option exercises		1,193	¯
	Excess tax benefit from stock-based compensation expense		588	¯
	Payment of debt issuance costs		(6,804)	(17,117)
	Purchase of treasury stock		(26,393)	(19,479)
	Payment of debt extinguishment costs		(34,014)	¯
	Payments of debt		(334,487)	(252,549)

Net cash (used for) provided by financing activities			(181,532)	296,357
Net increase (decrease) in cash and cash equivalents			78,094	(59,592)
Cash and cash equivalents at the beginning of period			298,601	321,816

Cash and cash equivalents at the end of period			$376,695	$262,224

Non-cash Investing and Financing Activities:
Acquisition of flight and ground equipment included in Accounts payable
and Accrued liabilities			$18,321	$29,087

Disposition of aircraft included in Accounts receivable		$	¯	$5,072

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating Revenue:
ACMI	$197,020	$184,068	$575,322	$568,929
Charter	225,068	252,855	680,642	655,462
Dry Leasing	23,915	25,411	83,235	75,611
Other	3,901	3,467	11,383	10,331
Total Operating Revenue	$449,904	$465,801	$1,350,582	$1,310,333
Direct Contribution:
ACMI	$46,991	$54,974	$138,051	$145,107
Charter	29,496	16,299	84,974	20,306
Dry Leasing	7,673	8,721	34,092	25,630
Total Direct Contribution	$84,160	$79,994	$257,117	$191,043
Add back (subtract):
Unallocated income and expenses, net[1]	(48,161)	(41,010)	(142,466)	(116,172)
Loss on early extinguishment of debt	(66,729)	-	(66,729)	-
Gain on investments	13,439	-	13,439	-
Special charge	(7,674)	(90)	(7,605)	(9,567)
Loss on disposal of aircraft	(208)	-	(1,531)	(14,679)
Income (loss) before Income Taxes	(25,173)	38,894	52,225	50,625
Add back (subtract):
Interest income	(2,040)	(4,588)	(10,953)	(14,034)
Interest expense	22,110	25,960	71,691	78,777
Capitalized interest	(556)	(44)	(759)	(423)
Loss on early extinguishment of debt	66,729	-	66,729	-
Gain on investments	(13,439)	-	(13,439)	-
Other expense (income), net	1,364	767	1,755	831
Operating Income	$48,995	$60,989	$167,249	$115,776

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, gains (losses) on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, unallocated interest expense and income, foreign exchange gains and losses, other revenue and other non-operating costs, including unusual items and certain noncash income and expenses.

[1]	During the first quarter of 2015, we revised the methodology for allocating certain unallocated expenses to our segments. Prior period information has been adjusted consistently to reflect this change.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Percent Change
Net Income (Loss) Attributable to Common Stockholders	$(12,754)	$ 27,576	(146.3%)
After-tax impact from:
Noncash expenses and income, net[1]	1,720	26
Gain on investments	(8,596)	—
Loss on early extinguishment of debt	44,297	—
Loss on disposal of aircraft	133	—
Special charge[2]	4,908	(135)
Accrual for legal matters and U.S. class action professional fees	984	—
Adjusted Net Income Attributable to Common Stockholders	$ 30,692	$ 27,467	11.7%
Diluted EPS	$(0.51)	$1.10	(146.4%)
After-tax impact from:
Noncash expenses and income, net[1]	0.07	—
Gain on investments	(0.34)	—
Loss on early extinguishment of debt	1.77	—
Loss on disposal of aircraft	0.01	—
Special charge[2]	0.20	(0.01)
Accrual for legal matters and U.S. class action professional fees	0.04	—
Adjusted Diluted EPS	$ 1.23[3]	$ 1.10[3]	11.8%
	For the Nine Months Ended
	September 30, 2015	September 30, 2014	Percent Change
Net Income Attributable to Common Stockholders	$44,868	$65,113	(31.1%)
After-tax impact from:
Noncash expenses and income, net[1]	2,418	(144)
ETI tax benefit	(4,008)	(24,013)
Gain on investments	(8,596)	—
Loss on early extinguishment of debt	44,297	—
Loss on disposal of aircraft	1,090	9,389
Special charge[2]	4,817	3,905
Accrual for legal matters and U.S. class action professional fees	984	300
Adjusted Net Income Attributable to Common Stockholders	$ 85,870	$ 54,550	57.4%
Diluted EPS	$1.80	$2.59	(30.5%)
After-tax impact from:
Noncash expenses and income, net[1]	0.10	(0.01)
ETI tax benefit	(0.16)	(0.95)
Gain on investments	(0.34)	—
Loss on early extinguishment of debt	1.78	—
Loss on disposal of aircraft	0.04	0.37
Special charge[2]	0.19	0.16
Accrual for legal matters and U.S. class action professional fees	0.04	0.01
Adjusted Diluted EPS	$ 3.44[3]	$2.17	58.5%

1 Noncash expenses and income, net in 2015 primarily relates to amortization of the debt discount on the Convertible Notes.

2 Included in Special charge in 2015 were costs related to the early termination of high-rate operating leases for two engines. Included in

Special charge in 2014 were employee termination benefits, a loan reserve and tax adjustments related to GSS, and adjustments to lease termination costs for two 747-400BCFs.

3 Items may not sum due to rounding.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2015	September 30, 2014

Net Cash Provided by Operating Activities	$94,752	$61,402
Less:
Capital expenditures	11,718	6,856
Capitalized interest	556	44

Free Cash Flow[1]	$82,478	$54,502

	For the Nine Months Ended
	September 30, 2015	September 30, 2014
Net Cash Provided by Operating Activities	$265,849	$168,528
Less:
Capital expenditures	33,835	17,509
Capitalized interest	759	423

Free Cash Flow[1]	$231,255	$150,596

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Income (loss) before income taxes	$ (25,173)	$ 38,894	$ 52,225	$ 50,625
Noncash interest expenses and income, net	1,835	39	2,662	(225)
Loss on disposal of aircraft	208	-	1,531	14,679
Special charge[1]	7,674	90	7,605	9,567
Accrual for legal matters and U.S. class action professional fees	1,539	-	1,539	469
Loss on early extinguishment of debt	66,729	-	66,729	-
Gain on investments	(13,439)	-	(13,439)	-
Adjusted pretax income	39,373	39,023	118,852	75,115
Interest (income) expense, net[2]	18,276	21,886	59,106	66,335
Other non-operating expenses (income)	1,364	767	1,755	831
Adjusted operating income	59,013	61,676	179,713	142,281
Depreciation and amortization	32,787	29,865	96,753	88,401
EBITDA, as adjusted[3]	91,800	91,541	276,466	230,682
Aircraft rent	36,214	33,586	106,094	102,629
EBITDAR, as adjusted[4]	$ 128,014	$ 125,127	$ 382,560	$ 333,311

[1]	Included in Special charge in 2015 were costs related to the early termination of high-rate operating leases for two engines. Included in Special charge in 2014 were employee termination benefits, a loan reserve and tax adjustments related to GSS, and adjustments to lease termination costs for two 747-400BCFs.

[2]	Reflects impact of noncash expenses and income related convertible notes, debt and investments.

[3]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, loss on disposal of aircraft, special charge, accrual for legal matters, loss on early extinguishment of debt, and gain on investments, as applicable.

[4]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, noncash interest expenses and income, net, loss on disposal of aircraft, special charge, accrual for legal matters, loss on early extinguishment of debt, and gain on investments, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Nine Months Ended
		September 30,		Increase/	September 30,		Increase/
		2015	2014	(Decrease)	2015	2014	(Decrease)
Block Hours
ACMI		32,072	28,096	3,976	92,490	83,770	8,720
Charter
Cargo		8,564	8,675	(111)	26,047	22,145	3,902
Passenger		3,767	4,007	(240)	11,247	10,210	1,037
Other		506	261	245	1,140	796	344

Total Block Hours		44,909	41,039	3,870	130,924	116,921	14,003

Revenue Per Block Hour
ACMI		$6,143	$6,551	$(408)	$6,220	$6,792	$(572)
Charter		18,252	19,938	(1,686)	18,251	20,258	(2,007)
Cargo		17,762	19,860	(2,098)	17,736	20,036	(2,300)
Passenger		19,366	20,107	(741)	19,443	20,741	(1,298)
Average Utilization (block
hours per day)
ACMI[1]		9.1	9.6	(0.5)	9.3	9.4	(0.1)
Charter
Cargo		9.5	9.2	0.3	9.6	8.4	1.2
Passenger		9.5	9.5	-	8.8	8.0	0.8
	All Operating Aircraft[1,2]	9.3	9.5	(0.2)	9.4	9.1	0.3
Charter
Fuel
	Average fuel cost per
	gallon	$2.38	$3.17	$(0.79)	$2.40	$3.19	$(0.79)
	Fuel gallons consumed	36,649	36,483	166	109,344	94,342	15,002
	(000s )
	1 ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2015 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2014.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Nine Months Ended
September 30,		Increase/	September 30,		Increase/

2015	2014	(Decrease)	2015	2014	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the
period)
ACMI[1]
747-8F Cargo	9.0	8.4	0.6	8.9	8.5	0.4
747-400 Cargo	12.8	11.1	1.7	12.1	11.8	0.3
747-400 Dreamlifter	2.9	3.0	(0.1)	3.0	3.1	(0.1)
767-300 Cargo	2.0	2.0	—	2.0	2.0	—
767-200 Cargo	9.0	5.0	4.0	8.1	5.0	3.1
747-400 Passenger	1.5	1.3	0.2	1.2	1.1	0.1
767-200 Passenger	1.0	1.0	—	1.0	1.0	—
767-300 Passenger	—	0.1	(0.1)	—	—	—
Total	38.2	31.9	6.3	36.3	32.5	3.8
Charter
747-8F Cargo	—	0.5	(0.5)	0.1	0.5	(0.4)
747-400 Cargo	9.8	9.8	—	9.8	9.2	0.6
747-400 Passenger	1.4	1.6	(0.2)	1.8	1.8	—
767-300 Passenger	2.9	3.0	(0.1)	2.9	2.9	—

Total	14.1	14.9	(0.8)	14.6	14.4	0.2
Dry Leasing
777-200 Cargo	6.0	6.0	—	6.0	5.9	0.1
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	1.0	2.0	(1.0)	1.2	2.0	(0.8)

Total	9.0	10.0	(1.0)	9.2	9.9	(0.7)

Total Operating Aircraft	61.3	56.8	4.5	60.1	56.8	3.3

Out of Service[2]	-	1.0	(1.0)	0.6	1.0	(0.4)

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.
[2]	Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.